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                                                                     Exhibit 5.1



                             Shipman & Goodwin LLP
                               Counselors at Law
                               One American Row
                            Hartford, CT 06103-2819
                               Tel: 860.251.5000


                                             March 1, 1999



Board of Directors
Cornerstone Bancorp, Inc.
550 Summer Street
Stamford, CT 06901

     Re:  Registration Statement on Form S-8 (the "Registration Statement")
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          Relating to Shares of Common Stock of Cornerstone Bancorp, Inc.
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          Issuable under its (i) 1986 Incentive and Non-Qualified Stock Option
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          Plan, (ii) 1996 Incentive and Non-Qualified Stock Option Plan and
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          (iii) Directors Compensation Plan
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Ladies and Gentlemen:

     As counsel for Cornerstone Bancorp, Inc., a Connecticut corporation (the "Company"), we are furnishing you with this opinion in connection with the issuance of a maximum of 277,335 shares of Common Stock of the Company (the "Shares") pursuant to the above-referenced Plans (the "Plans"), to which the above-referenced Registration Statement relates.

     As counsel to the Company, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives, and such other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the Shares, when issued as contemplated by the Plans and the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


                              Very truly yours,


                              /s/ SHIPMAN & GOODWIN LLP